UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 8, 2008

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K/A

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

This Form 8-K/A amends the current report on Form 8-K filed by Nautilus, Inc, a Washington corporation (the “Company”), on July 28, 2008 regarding the closure of its Tulsa, Oklahoma facility, and the relocation of the Tulsa facility’s manufacturing operations to other Company facilities. This Form 8-K/A is being filed to disclose the estimates required by Item 2.05 of Form 8-K.

The Company currently expects to incur total charges of $6.2 million in connection with the closure of the Tulsa facility. Of these charges $2.6 million are expected to be cash charges and $3.6 million are expected to be non-cash charges.

The major types of charges expected to be incurred are as follows:

Asset write-downs	$3.1 million
Lease termination and facilities related costs	$1.7 million
Employee termination and other employee costs	$1.4 million

Total	$6.2 million

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon management’s beliefs, as well as assumptions made by and information currently available to management. All statements other than statements of historical fact included in this Form 8-K, in particular regarding the anticipated costs of the Company’s restructuring actions described above, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements identified by the words “estimates,” “expects to,” “currently expects” and similar expressions. Actual events or results may differ materially from such forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.

(Registrant)

By:	/s/ William D. Meadowcroft
William D. Meadowcroft
Chief Financial Officer

August 8, 2008

(Date)